EXHIBIT 10.2

AMENDMENT #1 dated October 17, 2005, for reference purposes only, to Lease Agreement dated November 28, 2001 by and between NORTHPARK INDUSTRIAL, as Lessor and IRIS INTERNATIONAL, INC., formerly known as INTERNATIONAL REMOTE IMAGING SYSTEMS, INC., as Lessee, for the premises located at 9172 Eton Avenue, Chatsworth, CA.

Upon full execution of this Amendment #1, the above referenced Lease Agreement shall be amended as follows:

1. PARAGRAPH 63 of the above referenced Lease is hereby deleted and replaced with the following revised Paragraph 63:

         63)      OPTION TO EXTEND (REVISED) - FIRST OF TWO

                  A. Lessor hereby grants to Lessee the option to extend the term of this Lease for a THREE (3) YEAR AND TEN (10) MONTH period commencing when the prior term expires upon each and all of the following terms and conditions:

                           (i)      Lessee  gives to Lessor and Lessor  receives
written notice of the exercise of the option to extend this Lease for said additional term no earlier than nine months and no later than six months prior to the time that the option period would commence if the option were exercised, time being of the essence. If said notification of the exercise of said option is not so given and received, this option shall automatically expire;

                           (ii)     The  provisions of paragraph  39,  including
the provision relating to default of Lessee set forth in paragraph 39.4 of this Lease are conditions of this Option;

                           (iii)    All of the  terms  and  conditions  of  this
Lease except where specifically modified by this option shall apply;

                           (iv)     On  JANUARY  1,  2007  ,  the  monthly  rent
payable under paragraph 1.5 and 4 of the attached Lease shall be adjusted by the increase, if any, from the date this Lease commenced in the C.P.I. As used herein, the term "C.P.I." shall mean the Consumer Price Index of the Bureau of Labor Statistics of the U.S. Department of Labor for All Urban Consumers, Los Angeles-Anaheim-Riverside, California (1982/84=100), "All Items", herein referred to as "C.P.I."

                                    a.       The   monthly   rent   payable   in
accordance with paragraph A(iv) of this Addendum shall be calculated as follows: the rent payable for the first month of the term of this Lease, as set forth in paragraph 4 of the attached Lease, shall be multiplied by a fraction the numerator of which shall be the C.P.I. of the calendar month immediately preceding the effective date of the subject rent escalation, and the denominator of which shall be the C.P.I. for the calendar month in which the original Lease term commenced. The sum so calculated shall constitute the new monthly rent hereunder, but, in no event, shall such new monthly rent be less than 103% of the rent payable for the month immediately preceding the date for rent adjustment.

                                    b.       In the event the compilation and/or
publication of the C.P.I. shall be discontinued, then the index most nearly the same as the C.P.I. shall be used to make such calculation. In the event that Lessor and Lessee cannot agree on such alternative index, then the matter shall be submitted for decision to the American Arbitration Association in accordance with the rules of said association and the decision of the arbitrators shall be binding upon the parties. The cost of said Arbitrators shall be paid equally be Lessor and Lessee.

                                    c.       Lessor shall  notify  Lessee of any
rental increases pursuant to this paragraph as soon as practicable after the relevant C.P.I. figures have been released. Until such notification, Lessee shall continue to pay the rent in effect during the prior rental period. After notification of a rental increase, Lessee shall commence making rental payments in the increased amount and shall, within ten (10) days after such notification, pay to Lessor the amount of any rental increases due for previous months.

                  B. If this option to extend is exercised, the option term shall commence on JANUARY 1, 2007 and shall end on OCTOBER 31, 2010 .

                  C. ON JANUARY 1, 2008, JANUARY 1, 2009 AND AGAIN ON JANUARY 1, 2010 , the monthly rent payable shall be adjusted upward by 3% over the rent payable for the month immediately preceding each rental adjustment.

         AMENDMENT #1 dated October 17, 2005
         Page 2


         OPTION TO EXTEND - SECOND OF TWO

         A. Lessor hereby grants to Lessee the option to extend the term of this Lease for a FIVE (5) year period commencing when the prior term expires upon each and all of the following terms and conditions:

                  (i) Lessee gives to Lessor and Lessor receives written notice of the exercise of the option to extend this Lease for said additional term no earlier than nine months and no later than six months prior to the time that the option period would commence if the option were exercised, time being of the essence. If said notification of the exercise of said option is not so given and received, this option shall automatically expire;

                  (ii)     The   provisions  of  paragraph  39,   including  the
provision relating to default of Lessee set forth in paragraph 39.4 of this Lease are conditions of this Option;

                  (iii) All of the terms and conditions of this Lease except where specifically modified by this option shall apply;

                  The rent payable during this option term shall be determined by multiplying the square footage of the premises times the rate that Lessee will pay for the premises located at 9158-9162 Eton Avenue pursuant to that certain Standard Industrial Commercial Single-Tenant Lease - Net (the "9158-9162 Eton Lease") dated as of October 17, 2005 between Lessor, as lessor, and Lessee, as lessee. The rent shall be adjusted every November 1st accordingly. In the event that Option to Extend set forth in Paragraph 64 of the 9158-9162 Eton Lease is not exercised for any reason, the rent payable during this option shall be determined by multiplying the square footage of the premises times the rate that would have been payable by the Lessee under the 9158-9162 Eton Lease pursuant to Paragraph 64 thereof if such Option to Extend had been exercised and the provisions of said Paragraph 64 of the 9158-9162 Eton Lease are hereby incorporated herein by this reference for the purposes of such calculation; and the monthly rent shall be adjusted every November 1 thereafter in accordance with subparagraph A(v) of said Paragraph 64.

         B. If this option to extend is exercised, the option term shall commence on NOVEMBER 1, 2010 and shall end on OCTOBER 31, 2015.

         2. PARKING AGREEMENT: The twenty-one (21) parking spaces referred to in Paragraph 1 of the Parking Agreement attached to the Lease Agreement are included in the twenty-one (21) parking spaces referred to in Paragraph 1 of the Parking Agreement attached to the 9158-9162 Eton Lease. In the event that at any time the Lessee shall not be the lessee under both leases, the twenty-one (21) parking spaces shall be allocated prorata between the two leases on a per square foot basis.

All other terms and conditions of the above referenced Lease Agreement shall remain unchanged and in full force and effect.

Time is of the essence and this Amendment #1 shall be null and void and of no further force or effect unless signed and returned to us unchanged prior to November 4, 2005.



LESSOR                                       LESSEE:

                                            IRIS INTERNATIONAL, INC.
NORTHPARK INDUSTRIAL
------------------------------------        ------------------------------------


By: /s/ Gary Siegel                         By: /s/ Cesar Garcia/President & CEO
   ---------------------------------            --------------------------------


By: /s/ Nicholas M. Brown                   By: /s/ M. Paravato
   ---------------------------------            --------------------------------


Date: 11/4/05                               Date: 11/02/05
     -------------------------------              ------------------------------